REVOCABLE PROXY              HOME FINANCIAL BANCORP
                         Annual Meeting of Shareholders
                                October 14, 2003

     The undersigned hereby appoints Mary Ann Bond and Rodger Samuels, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Home Financial Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Holding Company's office at 279 East Morgan Street, Spencer, Indiana, on Tuesday, October 14, 2003, at 3:00 p.m., and at any and all adjournments thereof, as follows:

1. The election as directors of all nominees
   listed below,  except as marked to the contrary    |_| FOR  |_| VOTE WITHHELD

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below:

   John T. Gillaspy             Gary M. Monnett              Robert W. Raper
                          (each for a three-year term)

2. Ratification of the appointment of BKD LLP as auditors for the year ending June 30, 2004. |_| FOR |_| AGAINST |_| ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.


 The Board of Directors recommends a vote "FOR" each of the listed propositions.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



This Proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from Home Financial Bancorp, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                                             _____________, 2003

                                                                NUMBER OF SHARES



                                      __________________________________________
                                             Signature of Shareholder


                                      __________________________________________
                                             Signature of Shareholder

                                      Please sign as your name appears on the
                                      envelope in which this card was mailed.
                                      When signing as attorney, executor,
                                      administrator, trustee or guardian,
                                      please give your full title. If shares
                                      are held jointly, each holder should sign.